SUBSIDIARIES OF PRAXAIR, INC.

Praxair, Inc. and Subsidiaries

EXHIBIT 21.01

The following is a list of the Company’s subsidiaries, including unconsolidated affiliates, as of December 31, 2010.

Place of Incorporation

3058581 Canada Inc.	Canada
AGA Gas S.A. de C.V.	Mexico
Agas Servizi S.r.l.	Italy
American Home Oxygen and Hospital Equipment, Inc.	Florida
AMKO Service Company	Ohio
Andaluza de Gases S.A.	Spain
Antwerpse Chemische Bedrijven (LCB) N. V.	Belgium
Arrendadora Mexicana de Gases Sa de CV	Mexico
Asistencia Technologica Medioambiental, S.A.	Spain
AS Nielsen & Jensen	Norway
ATM	Spain
Augusta Company Limited	Thailand
Beijing Praxair Huashi Carbon Dioxide Co., Ltd.	China
Beijing Praxair, Inc.	China
Bieffe Saldatura S.r.l.	Italy
Carbitalia S.p.A.	Italy
Carbonorte S.L.	Spain
Carolina Home Care, Inc.	South Carolina
Chemgas S.r.l.	Italy
Coatec Gesellschaft für Oberflächenveredelung mbH	Germany
Compressions Gas Tecnic S.r.l.	Italy
Coan Service S.r.l.	Italy
Consultora Rynuter S.A.	Uruguay
Craig Home Care, Inc.	Texas
Cryo Teruel S.A.	Spain
D’Angelo S.r.l.	Italy
Dayvault’s Home Medical, Inc.	North Carolina
Doctors Choice Home Medical Equipment of Largo, Inc.	Florida
Domolife S.r.l.	Italy
Dryce Italia S.r.l.	Italy
EIVA AS	Norway
EIVA EIENDOM AS	Norway
ESA S.r.l.	Italy
Eubask, S. L.	Spain
Ferrygas, S.A.	Spain
Fred E. McGilberry & Associates, Inc.	Texas
Gama Gases Especiais Ltda	Brazil
Gas Lucchetta S.r.l.	Italy
Gases de Ensenada S.A.	Argentina
Gases Tachira S.A.	Venezuela
GNL Gemini Comercializacao e Logistica de Gas Ltda.	Brazil
Grenslandgas G.m.b.H.	Germany
Helium Centre Pte. Ltd.	Singapore
Hielo Seco Srl.	Bolivia
Home Care Medical, Inc.	Florida
Home Care Supply, Inc.	Delaware

Place of Incorporation

Home Care Supply, L.L.C.	Texas
Iberica del Carbonico S.A. (Ibercasa)	Spain
Industria Paraguaya de Gases S.r l	Paraguay
Industria Venezoelana de Gas INVEGAS, S.C.A.	Venezuela
Ingemedical Ltda.	Colombia
Jalopy Shoppe, Inc.	Texas
Jindal Praxair Oxygen Company Private Limited	India
Kelvin Finance Company Limited	Ireland
Kirk Welding Supply Inc.	Missouri
Kosmoid Finance	Ireland
Kunshan Praxair Co., Ltd.	China
L. Clausen & Cia. Srl	Argentina
Legault Gaz et Soudure Ltee	Quebec
Limited Liability Company Praxair Volgograd	Russia
Liquid Carbonic Corporation	Delaware
Liquid Carbonic del Paraguay S.A.	Paraguay
Liquid Carbonic of Oklahoma, Inc.	Oklahoma
Liquido Carbonico Colombiana S.A.	Colombia
Liquidos Cryogenicos Panamenos, S.A.	Panama
M-R Medical, Inc.	Texas
Magaldi Gas Tecnici S.r.l.	Italy
Magaldi Life S.r.l.	Italy
Malaysian Industrial Gas Company Sdn. Bhd.	Malaysia
McGaughey-Cresswell-Mann, Inc.	Texas
Medi-Rents of Maine, Inc.	Massachusetts
Medi-Rents, Inc.	Massachusetts
Medical Gases S. R. L	Argentina
Medigas Italia S.r.l.	Italy
Mills Welding & Speciality Gases, Inc.	New York
Newbridge Surgical Supplies, Inc.	New York
Nitraco N.V.	Belgium
Nitropet, S.A. de C.V.	Mexico
Novigas - Consorzio con Attivita Esterna	Italy
O2 Investments, Inc.	Texas
O3 Investments, Inc.	Virginia
Old Danford S.A.	Uruguay
Oxigeno del Norte S.A.	Spain
Oxigenos Camatagua, C. A.	Venezuela
Oxigenos de Colombia Ltda.	Colombia
Oximesa S.L.	Spain
Oxygene Industriel Girardin, Inc.	Canada
Pittsburg Production, LLC	Delaware
Praxair & M.I. Services, S.r.l.	Italy
Praxair (Anhui) Industrial Gases Co., Ltd.	China
Praxair (Beijing) Semiconductor Gases Co., Ltd.	China
Praxair (China) Investment Co., Ltd.	China
Praxair (Guangzhou) Industrial Gases Co., Ltd.	China
Praxair (Hainan) Indusrial Gases Co., Ltd.	China
Praxair (Huizhou) Industrial Gases Limited	China
Praxair (Jiaxing) Industrial Gases Co., Ltd.	China
Praxair (Nanjing) Carbon Dioxide Co., Ltd.	China
Praxair (Nanjing) Gases Co., Ltd.	China
Praxair (Shanghai) Co., Ltd.	China
Praxair (Shanghai) Industrial Gases Co., Ltd.	China

Place of Incorporation

Praxair (Shanghai) Semiconductor Gases Co., Ltd.	China
Praxair (Thailand) Company Limited	Thailand
Praxair (Wuhan), Inc.	China
Praxair (Yangzhou) Application Technology Co., Ltd.	China
Praxair (Zhengjing) Industrial Gas Co. Ltd.	China
Praxair Alberta Ltd.	Alberta
Praxair Alberta Partnership	Alberta
Praxair Anlagebau GmbH	Germany
Praxair Argentina S.R.L.	Argentina
Praxair Asia, Inc.	Delaware
Praxair Australia Pty Limited	Australia
Praxair B.V.	Netherlands
Praxair Bolivia Ltda.	Bolivia
Praxair Canada Inc.	Canada
Praxair Capital Sociedad Anonima de Capital Variable	Mexico
Praxair Carbondioxide Private Limited	India
Praxair Chemax Semiconductor Materials Co. Ltd.	Taiwan
Praxair Chile Ltda.	Chile
Praxair Costa Rica, S.A.	Costa Rica
Praxair del Altiplano S de RL de CV	Mexico
Praxair del Valle de Mexico SA de CV	Mexico
Praxair Deutschland GmbH (formerly Praxair GmbH)	Germany
Praxair Deutschland Holding GmbH & Co. KG	Germany
Praxair Distribution Mid-Atlantic, LLC	Delaware
Praxair Distribution Southeast, LLC	Delaware
Praxair Distribution, Inc.	Delaware
Praxair do Brasil Ltda.	Brazil
Praxair E-Services Private Limited	India
Praxair Employees Association of Danbury, Inc.	Connecticut
Praxair Energy Resources, Inc.	Delaware
Praxair España, S.L.	Spain
Praxair Euroholding, S. L.	Spain
Praxair Europe Finance-Consultadoria e Projectos Lda.	Portugal
Praxair Fray Bentos S.C.A.	Uruguay
Praxair Gases Alberta Ltd.	Alberta
Praxair Gases Industriales Ltda	Columbia
Praxair GPC Industrial Gases Co., Ltd.	China
Praxair Gulf Industrial Gases LLC	Abu Dhabi
Praxair Healthcare Services, Inc.	Delaware
Praxair Holding Latinoamerica, S.L.	Spain
Praxair Holdings International, Inc.	Delaware
Praxair Hydrogen Supply, Inc.	Delaware
Praxair Iberica, S.A.	Spain
Praxair India Private Limited	India
Praxair International BV	Netherlands
Praxair International Finance	Ireland
Praxair Investments B.V.	Netherlands
Praxair K.K.	Japan
Praxair Korea Company, Limited	Korea
Praxair Latin America Holdings LLC	Delaware
Praxair Luxembourg Finance S.a.r.l.	Luxembourg
Praxair Meishan (Nanjin) Industrial Gases Co., Ltd.	China
Praxair Mexico, S. de R.L. de C.V.	Mexico
Praxair Mexico Holdings S. de R.L. de C.V.	Mexico

Place of Incorporation

Praxair Mexico Servicios, SRL de CV	Mexico
Praxair MRC S.A.S.	France
Praxair N.V.	Belgium
Praxair Pacific Ltd.	Mauritius
Praxair Partnership	Delaware
Praxair PC Partnership	Canada
Praxair Peru S.R.L.	Peru
Praxair PHP S.A.S.	France
Praxair Plainfield, Inc.	Delaware
Praxair Portugal Gases S.A.	Portugal
Praxair Produccion España, S.L.	Spain
Praxair Puerto Rico B. V.	Netherlands
Praxair Puerto Rico LLC	Delaware
Praxair Qingdao Co., Ltd.	China
Praxair Republica Dominicana, SRL	Dominican Republic
Praxair Rus Limited Liability Company	Russia
Praxair S.A.S.	France
Praxair SenVac GmbH	Germany
Praxair S.r.l.	Italy
Praxair S.T. Technology, Inc.	Delaware
Praxair Services (UK) Limited	United Kingdom
Praxair Services Canada Inc.	Ontario
Praxair Services, Inc.	Texas
Praxair Shanghai Meishan Inc.	China
Praxair Shaogang Co., Ltd.	China
Praxair Sixon (Anhui) Industrial Gases Co., Ltd.	China
Praxair Soldadura S.L.	Spain
Praxair Soluciones SA de CV	Mexico
Praxair Sudamerica S.L.	Spain
Praxair Surface Technologies (Changzhou) Co. Ltd.	China
Praxair Surface Technologies (Europe) S.A.	Switzerland
Praxair Surface Technologies Co., Ltd.	Korea
Praxair Surface Technologies do Brasil Ltda.	Brazil
Praxair Surface Technologies G.m.b.H.	Germany
Praxair Surface Technologies K.K.	Japan
Praxair Surface Technologies Limited	United Kingdom
Praxair Surface Technologies Pte. Ltd.	Singapore
Praxair Surface Technologies S.A.S.	France
Praxair Surface Technologies, Inc.	Delaware
Praxair Switzerland GmbH	Switzerland
Praxair Technology, Inc.	Delaware
Praxair UK Limited	United Kingdom
Praxair Uruguay Ltda.	Uruguay
Production Praxair Canada Inc.	Canada
Productos Especiales Quimicos, S.A. de C.V.	Mexico
Qatari Oxygen Company WLL	Qatari
Ravenna Servizi Industriali S.c.p.a.	Italy
Recuperadora Integral de Nitrogeno SAPI	Mexico
Refrigeration & Oxygen Limited Company WLL	Qatari
Rhee (Beheer) B.V.	Netherlands
Rivoira S.p.A.	Italy
Rivoira Siad Servizi S. Con S.A.R.L.	Italy
Safex AS	Norway
S.B.S. Bakeware Technologies S.L.	Spain

Place of Incorporation

Sauerstoff und Stickstoffrohrleitungs	Germany
Seoul Cold Air Products Co., Ltd.	Korea
Sermatech International Canada Corp.	Delaware
Sermatech International Canada GP LLC	Delaware
Sermatech International UK Limited	United Kingdom
Sermatech Korea Ltd.	Korea
Sermatech Power Solutions L.P.	New Brunswick
SermeTel (Thailand) Ltd.	Thailand
Servicios Administrativos Argmex S.A. de CV	Mexico
Shanghai Chemical Industry Park Industrial Gases Co., Ltd.	China
Shanghai Praxair Baosteel, Inc.	China
Shanghai Praxair-Yidian Inc.	China
SIAD Austria GmbH	Austria
SIAD Bulgaria ood	Bulgaria
SIAD Czech spol. s r.o.	Czech Republic
SIAD Healthcare S.p.A.	Italy
SIAD Hungary KFT	Hungary
SIAD Macchine Impianti S.p.A.	Italy
SIAD Romania s.r.l.	Rumania
SIAD Rus o.o.o.	Russia
SIAD Servizi S.r.l.	Italy
SIAD Slovakia spol. s r.o.	Slovakia
SIAD Ukraina t.ov.	Ukraine
Sinopal Pte. Ltd.	Singapore
Smeding B. V.	Netherlands
Sociedade Portuguesa de Oxigenio Ltda.	Portugal
Sure/Arc Welding Supply (1977) Ltd.	Canada
TAFA Incorporated	Delaware
Tecnoservizi Ambientali S.r.l.	Italy
Thai Carbonic Company, Ltd.	Thailand
Tianjin Praxair, Inc.	China
Tongling Praxair Co., Ltd.	China
Topaz Consultora S.A.	Uruguay
Tradewinds Insurance Limited	Bermuda
Praxair Precision Components, Inc.	Arizona
Tri-Parish Rental, Inc.	Louisiana
Vidum Simonsen AS	Norway
Waldron and Kern, Inc.	Texas
Welco-CGI Gas Technologies, LLC	Delaware
Wescott Enterprises, Inc.	South Carolina
Westair Cryogenics Company	Delaware
Westair Cryogenics Holding Company	Delaware
Westair Gas and Equipment, L.P.	Texas
White Martins e Companhia - Comércio e Serviços	Portugal
White Martins e White Martins Comércio e Serviços	Portugal
White Martins Gas Natural Ltda	Brazil
White Martins Gases Industriais do Nordeste S.A.	Brazil
White Martins Gases Industriais do Norte S.A.	Brazil
White Martins Gases Industriais Ltda.	Brazil
White Martins Solucoes Ambientais Ltda	Brazil
White Martins Steel Gases Industrials Ltda.	Brazil
WM Servicos de Lavanderia Industrial Ltda	Brazil
WM Transporte de Gases Ltda	Brazil
Yara Praxair AB	Sweden

Place of Incorporation

Yara Praxair A/S	Denmark
Yara Praxair AS	Norway
Yara Praxair Holding AS	Norway
Yara Praxair Holding Danmark A/S	Denmark